Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Platform Specialty Products Corporation of our report dated March 31, 2014 relating to the financial statements and financial statement schedule of Platform Specialty Products Corporation, which appears in Platform Specialty Products Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Stamford, CT
June 12, 2014